Exhibit 4.4

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE COMPANY TO SUCH EFFECT.

February 19, 2016

ACCELERATED PHARMA, INC.

Series A Preferred Stock Purchase Warrant

THIS CERTIFIES THAT, for value received, TALLIKUT PHARMACEUTICALS, INC. (the “Holder”), is entitled to subscribe for and purchase, at the Exercise Price (as defined below), from Accelerated Pharma, Inc., a Delaware corporation (the “Company”), shares of the Company’s Series A Convertible Preferred Stock, par value $0.00001 (the “Preferred Stock”), at any time prior to 5:00 p.m., New York time, on February 19, 2021 (the “Warrant Exercise Term”).

This Warrant is subject to the following terms and conditions:

1.	Shares.

(a)        The Holder has, subject to the terms set forth herein, the right to purchase up to an aggregate of EIGHTY THOUSAND (80,000) shares of Preferred Stock (the “Warrant Shares”) at a per share exercise price of $14.40, subject to adjustment as provided for herein (the “Exercise Price”).

(b)        In the event that the Warrant Shares are at any time mandatorily converted into shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), pursuant to the terms of the Certificate of Designations of the Preferred Stock, then and thereafter during the remainder of the Warrant Exercise Term, all references in this Warrant to Preferred Stock shall be read to mean Common Stock, and all Warrant Shares shall be Common Stock, the number of which shall be determined in accordance with the mandatory conversion provisions of the Certificate of Designations of the Preferred Stock.

2.	Exercise of Warrant.

(a)       Exercise. This Warrant may be exercised by the Holder at any time prior to the Warrant Exercise Term, in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, by wire transfer of immediately available funds to the order of the Company to an account designated by the Company, of the amount obtained by multiplying the number of Warrant Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”). For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2(a) shall have been made. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. No originals of the Notice of Exercise shall be required to be delivered, nor shall any medallion guarantee (or any other type of guarantee or notarization) of any Notice of Exercise shall be required.

(b)       Issuance of Certificates. As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 2(a) hereof (and in no event later than five (5) business days following the delivery of the Notice of Exercise), the Company, at its expense, shall cause to be issued in the name of and delivered to the Holder: (i) a certificate or certificates for the number of fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon such exercise and, if applicable, and (ii) a new warrant of like tenor to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. The Holder shall for all purposes hereof be deemed to have become the Holder of record of such Warrant Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2(a) hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

(c)       Taxes. The issuance of the Warrant Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

3.	Adjustment of Exercise Price.

(a)       Adjustment for Reclassification, Consolidation or Merger. If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be any reorganization, recapitalization, reclassification, consolidation or merger, then, as a part of such reorganization, recapitalization, reclassification, consolidation or merger, unless otherwise directed by the Holder, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger, all subject to further adjustment as provided in this Section 3. If the per share consideration payable to the Holder for Warrant Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganization, recapitalization, reclassification, consolidation or merger and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, reclassification, consolidation or merger upon exercise of this Warrant.

(b)       Adjustment for Stock Splits and Combinations. If the Company shall, at any time this Warrant is outstanding, effect a subdivision of the outstanding Common Stock, the Exercise Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock that would be issued upon conversion of the Preferred Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall, at any time this Warrant is outstanding, combine the outstanding shares of Common Stock, the Exercise Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock that would be issued upon conversion of the Preferred Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)       Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 15 days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

4.             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email or facsimile at the email address or facsimile number provided by the Company and the Holder at or prior to 5:30p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via email or facsimile on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

5.             Legends. Unless the Warrant Shares are registered for resale with the Commission, each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with the following restrictive legend:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTNE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE COMPANY TO SUCH EFFECT.

6.             Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 5 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Warrant Shares evidenced by such certificate will not violate the Securities Act or any applicable state securities laws.

7.             Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round up, as nearly as practicable to the nearest whole Share, the number of Warrant Shares to be issued.

8.             Rights of Stockholders. Except as expressly provided herein, the Holder, as such, shall not be entitled to vote or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

9.             No Transfer. This Warrant shall be assignable and transferable, provided that no such assignment and transfer shall be valid unless the same shall be valid under and undertaken in accordance with applicable law, rule or regulation.

10.           Miscellaneous.

(a)           This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules.

(b)           The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c)           The covenants of the respective parties contained herein shall survive the execution and delivery of this Warrant.

(d)           The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise hereof.

(e)           This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(f)           The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, each as amended, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder contained herein against impairment.

(g)           Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

(h)           This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

ACCELERATED PHARMA, INC.

By:
Name: Michael Fonstein Title: Chief Executive Officer

Exhibit A

NOTICE OF EXERCISE

TO: ACCELERATED PHARMA, INC., attention: President

The undersigned hereby elects to purchase the below referenced shares (the “Warrant Shares”) of Preferred Stock of ACCELERATED PHARMA, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Warrant Shares with respect to _________________ Warrant Shares in full.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

1.	Name: __________________________________________________

2.	Address: ________________________________________________

The undersigned hereby represents and warrants the following:

(a)        It (i) has such knowledge and experience in financial and business affairs that he/she/it is capable of evaluating the merits and risks involved in purchasing the Warrant Shares, (ii) is able to bear the economic risks involved in purchasing the Warrant Shares, and (iii) is an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended;

(b)       In making the decision to purchase the Warrant Shares, it has relied solely on independent investigations made by it and has had the opportunity to ask questions of, and receive answers from, the Company concerning the Warrant Shares, the financial condition, prospective business and operations of the Company and has otherwise had an opportunity to obtain any additional information, to the extent that the Company possess such information or could acquire it without unreasonable effort or expense;

(c)        Its overall commitment to investments that are not readily marketable is not disproportionate to its net worth and income, and the purchase of the Warrant Shares will not cause such overall commitment to become disproportionate; it can afford to bear the loss of the purchase price of the Warrant Shares;

(d)       It has no present need for liquidity in its investment in the Warrant Shares; and

(e)       It acknowledges that the transaction contemplated in connection with the purchase of the Warrant Shares has not been reviewed or approved by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of any of the securities contemplated hereby.

__________________________

(Signature and Date)